Exhibit 10.1

PROMISSORY NOTE AND SECURITY AGREEMENT

U.S. $6,000,000	November 18, 2022
Richland, Washington

FOR VALUE RECEIVED, Viewpoint Molecular Targeting, Inc., a Delaware corporation (“Borrower”), hereby promises to pay to the order of Isoray, Inc., a Delaware corporation (“Lender”), at the office of Lender located at 350 Hills Street, Suite 106, Richland, WA 99354, the principal amount of Six Million Dollars (U.S. Dollars) ($6,000,000) (the “Principal Amount”) or such lesser principal amount as from time to time shall be outstanding hereunder, as reflected in the books and records of Lender, together with interest on the principal balance from time to time outstanding hereunder, from (and including) the date of disbursement until (but not including) the date of payment, at a per annum rate equal to the Stated Interest Rate specified below, in accordance with the terms and conditions set forth in this Promissory Note and Security Agreement (this “Note” or this “Agreement”). The “Principal Amount” includes the maximum aggregate total of Advances for budgeted items pursuant to Section 5 of this Agreement.

1.          Contracted For Rate of Interest. The contracted for rate of interest of the indebtedness evidenced hereby, without limitation, shall consist of the following:

(a)    The Stated Interest Rate (as hereinafter defined), as from time to time in effect, calculated daily on the basis of actual days elapsed over a 365-day year, applied to the Principal Balance (as defined below) hereunder; and

(b)    All Additional Sums (as hereinafter defined), if any.

Borrower agrees to pay an effective contracted for rate of interest which is the sum of the Stated Interest Rate referred to in Subsection 1(a) above, and the Additional Sums, if any, referred to in Subsection 1(b) above.

2.             Stated Interest Rate. The Principal Amount shall bear interest at the Stated Interest Rate. The Stated Interest Rate shall be equal to 15% per annum.

3.           Principal Balance. The principal balance outstanding hereunder at any time shall be the total amount of advances made hereunder by Lender, less the total amount of payments of principal hereon, as reflected in the books and records of Lender with respect to the indebtedness evidenced hereby (the “Principal Balance”).

4.          Multiple Advances; No Commitment. Upon the execution and delivery of this Agreement and any related documents by Borrower and Lender, and subject to the prior satisfaction of the conditions of this Note, the entire Principal Amount of the loan hereunder (the “Loan”) shall be deemed advanced to Borrower. Borrower and Lender contemplate Loan shall be disbursed to Borrower in one or more subsequent draws (each, an “Advance”) upon the terms and conditions set forth in this Note; provided, however, all such advances in the aggregate shall not exceed the Principal Amount first set forth above. All advances pursuant to this Note shall be on a non-revolving basis and any reduction in the principal balance outstanding hereunder shall not entitle Borrower to any additional advance.

5.          Use of Proceeds; Budgeted Costs. Subject to compliance by Borrower with the terms and conditions of this Agreement, Lender shall make advances of the Loan to Borrower for costs incurred by Borrower in accordance with the budget (“Budget”) provided to Lender, a copy of which is attached hereto as Exhibit A (as same may be revised from time to time with the written approval of Lender, which approval may be withheld in Lender’s sole discretion); provided, however, that in no event shall Lender be obligated to make disbursements of the Loan in excess of Verified Costs (as hereafter defined). As used in this Agreement, "Verified Costs" means costs actually incurred or to be incurred by Borrower in accordance with the Budget or otherwise approved for funding by Lender, and for which Borrower has provided to Lender sufficient documentation or detail to verify such costs in Lender’s sole discretion. Each request for Advance shall be accompanied by such supporting data as Lender may reasonably require, including, without limitation, invoices for third-party payments, payroll reports and records association with withholding tax payments.

6.         Requests for Advances. Advances hereunder may be made by Lender from time to time upon the written request (which may include e-mail notification) of Thijs Spoor on behalf of Borrower. Any advance hereunder shall be deemed to have been made to or for the benefit of Borrower when made pursuant to the written request of the aforenamed individual. Each request for advance shall be in the form reasonably requested by Lender. Lender shall have three (3) business days after receipt of all documentation reasonably requested by Lender to fund each requested Advance. Lender shall have no obligation to make any Advance if any default or Event of Default has occurred and is continuing hereunder.

7.            Payments. This Note shall be payable as follows:

(a)    Principal and Interest at Maturity. The Principal Amount outstanding hereunder, together with all accrued interest and other amounts payable hereunder, if not sooner paid as provided herein or in any related documents, shall be due and payable on December 31, 2023;

8.           Application of Payments. Payments received by Lender with respect to the indebtedness evidenced hereby shall be applied in such order and manner as Lender in its sole and absolute discretion may elect. Unless otherwise elected by Lender, all such payments shall first be applied to any Additional Sums or other costs or charges provided for herein or in any of the related documents, next to accrued and unpaid interest at the Stated Interest Rate, next to the Principal Balance then outstanding hereunder. Payments hereunder shall be made at the address for Lender first set forth above or at such other address as Lender may specify to Borrower in writing.

9.          Prepayments. Payments of principal hereof may be made at any time, or from time to time, in whole or in part, provided that all previously matured interest and other charges accrued to the date of prepayment are also paid in full. Notwithstanding any prepayment of principal hereof: (a) there will be no change in the due date or amount of scheduled payments due hereunder unless Lender, in its sole and absolute discretion, agrees in writing to such change; and (b) Borrower’s obligations hereunder shall continue in effect, and this Note shall remain outstanding, unless and until the Principal Balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder or in any of the Loan Documents, are paid in full.

10.          Events of Default; Acceleration. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder, and upon such Event of Default, the entire principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, at the election of Lender, shall become immediately due and payable, without any notice to Borrower:

(a)    Nonpayment of (i) principal, or (ii) interest or other amounts when the same shall become due and payable hereunder and such failure continues for five (5) days after written notice to Borrower;

(b)    The failure of Borrower to comply with any provision of this Note (other than payment) or any other document, instrument or agreement executed in connection with the indebtedness evidenced hereby including, without limitation, any deed of trust, security agreement or any other document executed in connection with this Note (collectively, the “Loan Documents”);

(c)    Borrower suffers a writ or warrant of attachment, garnishment, execution, or any similar process to be issued by any court against all or any material part of its assets or any part the Collateral.

(d)    Borrower shall have materially defaulted upon or receive a notice of a material default under any bond, debenture, note or other evidence of indebtedness, under any guarantee or mortgage and such failure continues after applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness, whether such indebtedness now exists or shall hereafter be created;

(e)    The cessation of Borrower’s business, dissolution, winding-up or termination of the existence of Borrower or any other person or entity who is or may become liable hereunder;

(f)    The making by Borrower or any other person or entity who is or may become liable hereunder of an assignment for the benefit of its creditors;

(g)    The appointment of (or application for appointment of) a receiver or receiver-manager of Borrower or any other person or entity who is or may become liable hereunder, or the involuntary filing against (which remains undismissed, undischarged or unbonded for a period of forty-five (45) days) or voluntary filing by Borrower, or any other person or entity who is or may become liable hereunder, of a petition or application for relief under U.S. federal bankruptcy law or any similar provincial, state or federal law, or the issuance of any writ of garnishment, execution or attachment for service with respect to Borrower or any person or entity who is or may become liable hereunder, or any property of Borrower or property of any person or entity who is or may become liable hereunder;

(h)    Borrower transfers any right or obligation under this Note without Lender’s prior written consent; or

(i)    Any statement, representation or warranty contained herein or in the Loan Documents shall be materially false.

11.           Security Agreement; Collateral.

(a)    To secure the payment and performance of Borrower’s obligations pursuant to this Note (collectively, the “Secured Obligations”), Borrower hereby assigns, transfers, and conveys to Lender, and grants to Lender a first-priority security interest (the “Security Interest”) in, all of its present and after-acquired personal property (collectively, the “Collateral”), including without limitation, the following property (as defined, whenever applicable, under the Delaware Uniform Commercial Code (the “UCC”)) now owned or at any time hereafter acquired by Borrower, or in which Borrower now has or at any time in the future may acquire any right, title or interest:

i)           All accounts (including health-care-insurance receivables), accounts receivable, receivables, contract rights, rights to payment, chattel paper (including tangible chattel paper and electronic chattel paper), leases, instruments (including notes, promissory notes, and certificates of deposit), documents of title and general intangibles (including payment intangibles, computer programs and software, tax refund claims, license, license fees, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, and rights to sue and recover for past infringement of patents, trademarks and copyrights), commercial tort claims;

ii)           All inventory (including raw materials, work-in-process or materials used or consumed in the business of Borrower), whether in the possession of Borrower, warehouseman, bailee or any other person or entity;

iii)          All machinery, furniture, fixtures, and other goods and equipment;

iv)          All documents (including negotiable and nonnegotiable documents of title);

v)           All letter-of-credit rights;

vi)         All monies, certificates of deposit, deposit accounts, investment properties (including all securities), whether or not held in a general or special account of deposit (including any account or deposit held jointly by Borrower with any other person or entity, or for safekeeping or otherwise, except to the extent specifically prohibited by law);

vii)         All rights under contracts of insurance (including insurance refund claims) covering any of the above-described property;

viii)       All attachments, accessions, tools, parts, supplies, increases and additions to and all replacements of and substitutions for any of the above-described property;

ix)          All products and proceeds of any of the above-described property;

x)           All supporting obligations of every nature of any of the above-described property; and

xi)          All books and records pertaining to any of the above-described property, including any computer readable memory and any computer hardware or software necessary to process such memory.

(b)    Lender’s Rights and Remedies. With respect to its security interest in the Collateral, Lender shall have all rights and remedies of a secured party under the UCC, in addition to all other rights and remedies available at law and in equity.

(c)    Waivers. Borrower waives and agrees not to assert (i) any right to require Lender to proceed against any guarantor, to proceed against or exhaust any other security for the Secured Obligations, to pursue any other remedy available to Lender, or to pursue any remedy in any particular order or manner; (ii) the benefits of any legal or equitable doctrine or principle of marshalling; (iii) the benefits of any statute of limitations affecting the enforcement hereof; (iv) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment, relating to the Secured Obligations; and (v) any benefit of, and any right to participate in, any other security now or hereafter held by Lender.

(d)    Perfection of Security Interest. Except for “Permitted Liens”, the Security Interest, at all times, shall be perfected and shall be prior to any other interests in the Collateral. “Permitted Liens” mean (a) liens for taxes not yet due or that are being contested in good faith by appropriate proceedings; (b) liens created pursuant to this Agreement and related documents; and (c) liens to which Lender has consented in writing. Borrower hereby authorizes Lender to act and perform as necessary and to prepare, file, and execute all security agreements, financing statements, amendments, continuation statements, control agreements, and other documents deemed necessary or advisable by Lender to establish, maintain and continue the perfected Security Interest. Borrower, on written demand, shall promptly pay all commercially reasonable costs and expenses of filing and recording, including, without limitation, the costs of any searches, deemed necessary by Lender from time to time to establish and determine the validity and the continuing priority of the Security Interest.

(e)    Payment of Charges. If Borrower fails to pay any taxes, assessments, expenses or charges, or fails to keep all of the Collateral free from other security interests, encumbrances or claims except for Permitted Liens, or fails to keep the Collateral in good condition and repair, or fails to procure and maintain insurance thereon, or to perform otherwise as required herein, Lender may advance the monies necessary to pay the same, to accomplish such repairs, to procure and maintain such insurance or to so perform. Lender is hereby authorized to enter upon any property in the possession or control of Borrower for such purposes.

(f)    Rights and Powers. All rights, powers and remedies granted Lender herein, or otherwise available to Lender, are for the sole benefit and protection of Lender, and Lender may exercise any such right, power or remedy at its option and in its sole and absolute discretion without any obligation to do so. In addition, if under the terms hereof, Lender is given two or more alternative courses of action, Lender may elect any alternative or combination of alternatives at its option and in its sole and absolute discretion. All monies advanced by Lender under the terms hereof and all amounts paid, suffered, or incurred by Lender in exercising any authority granted herein, including, without limitation, attorneys' fees, shall be added to the Secured Obligations, shall be secured by the Collateral, shall bear interest at the highest rate payable on any of the Secured Obligations until paid, and shall be due and payable by Borrower to Lender immediately without demand.

12.          Conditions to Obligations of Lender. In addition to the terms and conditions otherwise contained herein, the obligation of Lender to make the Loan is conditioned on Lender receiving each of the following:

(a)    This Note and any related documents in the forms approved by Lender (collectively, the “Loan Document”) duly authorized and executed by Borrower and any other parties thereto and delivered by Borrower to Lender;

(b)    Evidence satisfactory to Lender that the obligations of Borrower to Lender pursuant to the Loan Documents are secured by a perfected first-priority security interest (other than Permitted Liens) in the Collateral;

(c)    Evidence satisfactory to Lender that Borrower’s D&O liability policy is in full force and effect in an amount and with an insurer acceptable to Lender.

(d)    Evidence satisfactory to Lender that Borrower has not abandoned its patent application(s).

(e)    Borrower’s June 2022 company-prepared financial statements, including without limitation a balance sheet, income statement, and statement of retained earnings, and current capitalization table, prepared in each case in form and level of detail reasonably acceptable to Lender.

(f)    A certificate of officer of Borrower in the form approved by Lender dated as of the date of this Note, as to: (i) the incumbency and signature of the individual signing this Note to which Borrower is a party, (ii) the adoption and continued effect of resolutions of the directors of Borrower attached thereto, authorizing the execution, delivery and performance of this Note to which Borrower is a party, and (iii) the accuracy of a copy of the certificate of incorporation and the bylaws of Borrower, as amended, attached thereto; and

(g)    Such other documents and assurances as Lender may reasonably require.

13.        Borrower’s Representations and Warranties. In order to induce Lender to make each Advance as herein provided, when Borrower signs this Agreement and, except with respect to Section 13(b) below, until Lender is repaid in full, Borrower makes the following representations and warranties to Lender:

(a)    Use. The Collateral is or will be used or produced solely for business purposes of Borrower.

(b)    Business Name. As of the date of this Agreement, “ViewPoint Molecular Targeting, Inc.” is the exact legal name of Borrower as reflected on its certificate of incorporation, and Borrower does not do business under any other name. Borrower shall notify Lender within 5 business days of changing its name or doing business under any other name.

(c)    Priority. Except for Permitted Liens, the Security Interest in the Collateral granted to Lender constitutes, and hereafter will constitute, a security interest of first priority.

(d)    Title. Except for the Security Interest and Permitted Liens, Borrower is the owner or lessee of, and has good title to, the Collateral free of all security interests or other encumbrances and no financing statement covering the Collateral is filed or recorded in any public office.

(e)    Obligors. Each account, chattel paper or general intangible included in the Collateral is genuine and enforceable in accordance with its terms against the party named therein who is obligated to pay the same (“Obligor”), and the security interests that are part of each item of chattel paper included in the Collateral are valid security interests. The amount that Borrower has represented to Lender as owing by each Obligor is the amount actually and unconditionally owing by that Obligor, without deduction except for normal cash discounts where applicable. No Obligor has any defense, setoff, claim or counterclaim of any nature against Borrower that can be asserted against Lender whether in any proceeding to enforce the Security Interest or otherwise. Each document, instrument and chattel paper included in the Collateral is complete and regular on its face and free from evidence of forgery or alteration. No default has occurred in connection with any instrument, document or chattel paper included in the Collateral. No payment in connection therewith is overdue and no presentment, dishonor or protest has occurred in connection therewith.

(f)    Organization, Qualification. Borrower is a corporation that is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full power and authority to execute this Agreement and the Loan Documents to which it is a party. Borrower has all necessary licenses, permits and franchises to borrow hereunder and to grant the lien and security interest provided for in the Loan Documents and to own its assets and conduct its business as presently conducted. Borrower is duly licensed or qualified and in good standing to do business in all jurisdictions where failure to qualify would have a material adverse effect upon Borrower, and Borrower has no material liabilities as a result of any failure to qualify to do business as a foreign corporation in any other jurisdiction.

(g)   Authorization; Enforceability. The making, execution, delivery and performance of this Note and the Loan Documents to be executed by Borrower have each been duly authorized by all necessary corporate action. This Note is and the other Loan Documents to which Borrower is a party, when executed, delivered, and issued by Borrower, will be, the legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

(h)    Absence of Conflicting Obligations. The making, execution and performance of this Note, and the other Loan Documents to which Borrower is a party, and compliance with their respective terms do not violate or constitute a default under: (a) the organizational documents, including the certificate of incorporation and bylaws of Borrower; (b) any agreement, instrument or obligation to which Borrower is a party or by which it is bound; or (c) any presently existing law, governmental regulation, court decree, or order applicable to Borrower.

(i)    Taxes. Borrower has filed all federal, provincial, state, foreign, local and any other tax returns which were required to be filed. Borrower has paid or made provisions for the payment of all taxes, assessments and other governmental charges owed, and no tax deficiencies have been proposed or assessed against Borrower. There are no pending or, to the knowledge of Borrower, threatened tax controversies or disputes as of the date hereof.

(j)    Absence of Litigation. Borrower is not a party to, nor so far as is known to Borrower is there any threat of, any litigation or administrative proceeding involving Borrower other than litigation or administrative proceedings arising out of Borrower’s ordinary course of business and for which Borrower has insurance coverage.

(k)    Accuracy of Information. All information, certificates or statements given by Borrower in, or pursuant to, this Note and any other document, including without limitation, any financial statements delivered by Borrower to Lender, were accurate, true, and complete in all material respects when given, continue to be accurate, true and complete as of the date hereof, and do not contain any untrue statement or omission of a fact necessary to make the statements therein not misleading. There is no fact known to Borrower which adversely affects, or which in the future may (so far as Borrower can foresee), adversely affect, the business, property, operations, or condition, financial or otherwise, of Borrower which has not been set forth in this Note or other Loan Documents.

(l)    Ownership of Property. Borrower owns or leases and has good and marketable title or leasehold rights in its legal name to its property and has or will acquire good and marketable title or leasehold rights to all its property, including any property to be acquired, and there are no liens on any of the property, except Permitted Liens. All buildings and equipment, whether leased to or owned by Borrower, are in good condition, repair (ordinary wear and tear excepted) and working order and conform to all applicable laws, ordinances, and regulations. Borrower has taken and will take all necessary action to maintain its interest in and to any property leased or licensed by Borrower to third parties, including the filing of financing statements in the appropriate offices when required, and any notices or other filings required by the United States Patent and Trademark Office.

(m)    Permits, Franchises. Borrower possesses all permits, franchises, memberships, contracts, and licenses required and all trademark rights, trade name rights, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged without conflict with the rights of others. Borrower has rights to all trademarks, trade names or patent rights required in order to enable Borrower to conduct the business in which it is now engaged. At such time as Borrower acquires any such trademark, trade name or patent rights, it will immediately notify Lender and cooperate with Lender to perfect the security interest of Lender in such rights.

(n)    Use of Proceeds. Borrower agrees that the proceeds of this Note shall be used solely by Borrower for Borrower’s business expenses as budgeted in the Budget.

(o)    Other Obligations. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument, or obligation, except as set forth in Schedule 12(o).

14.        Dividends; Distributions. As long as this Note remains outstanding, Borrower shall not declare or pay any dividends on any class of its stock or make any payment on account of the purchase, redemption or retirement of any shares of its stock or other securities or evidence of its indebtedness or make any distribution regarding its stock either directly or indirectly.

15.          Lending Relationship. The Loan is a loan by Lender to Borrower, not disguised equity, and the relationship between Borrower and Lender shall be a debtor-creditor relationship, not an investor relationship.

16.         Reporting, Exams, Inspections. Borrower shall provide to Lender upon request copies of its periodic financial statements, including balance sheet, tax returns, accounts receivable reports, customer data and contracts, projections, Collateral reports, and such other records or information as Lender may request. Borrower shall permit Lender, its employees, agents, accountants, and attorneys, to examine its books and records, inspect and conduct appraisals of any Collateral or any other property of Borrower at any time during ordinary business hours. Such credit investigation may include, but are not limited to, inquiries as to Borrower’s customer relationships, bank relations, depository, saving and securities accounts, credit reports, and other similar indicia of Borrowers’ credit and asset status.

17.         Additional Sums. All fees, charges, warrants, goods, things in action or any other sums or things of value, other than the interest resulting from the Stated Interest Rate paid or payable by Borrower (collectively, the “Additional Sums”), whether pursuant to this Note, the Loan Documents or any other document or instrument in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, that, under the laws of the State of Delaware and Washington, may be deemed to be interest with respect to this lending transaction, for the purpose of any laws of the State of Delaware and Washington that may limit the maximum amount of interest to be charged with respect to this lending transaction, shall be payable by Borrower as, and shall be deemed to be, additional interest, and for such purposes only, the agreed upon and “contracted for rate of interest” of this lending transaction shall be deemed to be increased by the rate of interest resulting from the Additional Sums. Borrower and Lender understand and believe that this lending transaction complies with the usury laws of the State of Delaware and Washington; however, if any interest or other charges in connection with this lending transaction are ever determined to exceed the maximum amount permitted by law, then Borrower agrees that: (a) the amount of interest or charges payable pursuant to this lending transaction shall be reduced to the maximum amount permitted by law; and (b) any excess amount previously collected from Borrower in connection with this lending transaction that exceeded the maximum amount permitted by law, will be credited against the principal balance then outstanding hereunder. If the outstanding principal balance hereunder has been paid in full, the excess amount paid will be refunded to Borrower.

18.        Waivers. Except as set forth in this Note or any other Loan Documents, to the extent permitted by applicable law, Borrower, and each person who is or may become liable hereunder, severally waive and agree not to assert: (a) demand, diligence, grace, presentment for payment, protest, notice of nonpayment, nonperformance, extension, dishonor, maturity, protest and default; and (b) recourse to guaranty or suretyship defenses (including, without limitation, the right to require the Lender to bring an action on this Note). Lender may extend the time for payment of or renew this Note, release collateral as security for the indebtedness evidenced hereby or release any party from liability hereunder, and any such extension, renewal, release or other indulgence shall not alter or diminish the liability of Borrower or any other person or entity who is or may become liable on this Note except to the extent expressly set forth in a writing evidencing or constituting such extension, renewal, release or other indulgence.

19.         Costs of Collection. Borrower agrees to pay all costs of default or collection, including, without limitation, attorneys’ fees, whether or not suit is filed, and all costs of suit and preparation for suit (whether at trial or appellate level), in the event any payment of principal, interest or other amount is not paid when due, or in case it becomes necessary to protect the collateral which is security for the indebtedness evidenced hereby, or to exercise any other right or remedy hereunder or in the Loan Documents, or in the event Lender is made party to any litigation because of the existence of the indebtedness evidenced hereby, or if at any time Lender should incur any attorneys’ fees in any proceeding under any U.S. federal bankruptcy law (or any similar provincial, state or federal law) in connection with the indebtedness evidenced hereby. In the event of any court proceeding, attorneys’ fees shall be set by the court and not by the jury and shall be included in any judgment obtained by Lender.

20.          No Waiver by Lender. No delay or failure of Lender in exercising any right hereunder shall affect such right, nor shall any single or partial exercise of any right preclude further exercise thereof.

21.          Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of Delaware without regard to the choice of law rules of the State of Delaware.

22.         Jurisdiction and Venue. Borrower hereby expressly agrees that in the event any actions or other legal proceedings are initiated by or against Borrower or Lender involving any alleged breach or failure by any party to pay, perform or observe any sums, obligations or covenants to be paid, performed or observed by it under this Note or the Loan Documents, or involving any other claims or allegations arising out of the transactions evidenced or contemplated by this Note or the Loan Documents, regardless of whether such actions or proceedings shall be for damages, specific performance or declaratory relief or otherwise, such actions, in the sole and absolute discretion of Lender, may be required to be brought in Benton County, Washington; and Borrower hereby submits to the non-exclusive jurisdiction of the State of Washington for such purposes and agrees that the venue of such actions or proceedings shall properly lie in Benton County, Washington; and Borrower hereby waives any and all defenses in such jurisdiction and venue.

23.           Time of Essence. Time is of the essence of this Note and each and every provision hereof.

24.          Conflicts; Inconsistency. In the event of any conflict or inconsistency between the provisions of this Note and the provisions of any one or more of the Loan Documents, the provisions of this Note shall govern and control to the extent necessary to resolve such conflict or inconsistency.

25.        Amendments. No amendment, modification, change, waiver, release, or discharge hereof and hereunder shall be effective unless evidenced by an instrument in writing and signed by the party against whom enforcement is sought.

26.          Assignment. Borrower may not assign its rights, interests or obligations hereunder, or any portion thereof, without the prior, written consent of Lender.

27.          Severability. If any provision hereof is invalid or unenforceable, the other provisions hereof shall remain in full force and effect and shall be liberally construed in favor of Lender in order to effectuate the other provisions hereof.

28.        Binding Nature. The provisions of this Note shall be binding upon Borrower and the heirs, personal representatives, successors and assigns of Borrower, and shall inure to the benefit of Lender and any subsequent holder of all or any portion of this Note, and their respective successors and assigns. Lender may from time to time transfer all or any part of its interest in this Note and the Loan Documents without notice to Borrower.

29.          Notice. Any notice or other communication with respect to this Note shall: (a) be in writing; (b) be effective on the day of hand-delivery or email thereof to the party to whom directed, one day following the day of deposit thereof with delivery charges prepaid, with a national overnight delivery service, or three days following the day of deposit thereof with postage prepaid, with the United States Postal Service, by regular first class, certified or registered mail; (c) if directed to Lender, be addressed to Lender at the office of Lender set forth above, or to such other address as Lender shall have specified to Borrower by like notice; and (d) if directed to Borrower, be addressed to Borrower at the address for Borrower set forth below Borrower’s name, or to such other address as Borrower shall have specified by like notice.

30.        Section Headings. The section headings set forth in this Note are for convenience only and shall not have substantive meaning hereunder or be deemed part of this Note.

31.        Construction. This Note shall be construed as a whole, in accordance with its fair meaning, and without regard to or taking into account any presumption or other rule of law requiring construction against the party preparing this Note.

32.          Counterparts. This Agreement may be executed and delivered by the parties in one or more counterparts, each of which will be an original, and each of which may be delivered by facsimile or functionally equivalent electronic means, and those counterparts will together constitute one and the same instrument.

33.        Acknowledgment and Waiver. Borrower acknowledges receiving a copy of this Agreement and, to the extent permitted by law, waives all rights to receive from Lender a copy of any financing statement, financing change statement or verification statement filed or issued, as the case may be, at any time in respect of this Agreement or any amendments to this Agreement.

[Counterpart signature pages follow.]

IN WITNESS WHEREOF, Borrower has executed this Note as of the date first set forth above.

“Borrower”

ViewPoint Molecular Targeting, Inc., a Delaware corporation

By:	/s/ Thijs Spoor
Name:	Johan (Thijs) Spoor
Title:	CEO

Address of Borrower:

2500 Crosspark Road
Coralville, IA
52241

“Lender”

Isoray, Inc., a Delaware corporation

By:	/s/ Lori A. Woods
Name:	Lori A. Woods
Its:	CEO
Date:	November 22, 2022

EXHIBIT A

[Budget]

[TBD]